                                                           Exhibit No. EX-99.4.b

                      AGREEMENT AND PLAN OF REORGANIZATION

          This AGREEMENT AND PLAN OF REORGANIZATION (this "Agreement"),  made as of this 13th day of July 2006, by and between  Delaware  Group  Tax-Free Fund, a statutory  trust  created  under  the laws of the  State of  Delaware,  with its principal  place of business at 2005 Market Street,  Philadelphia,  Pennsylvania
19103, on behalf of its series,  Delaware Tax-Free USA Fund ("Acquiring  Fund"), and Delaware  Investments  Municipal  Trust, a statutory trust created under the laws of the State of Delaware, with its principal place of business also at 2005
Market  Street,  Philadelphia,  Pennsylvania  19103,  on behalf  of its  series,
Delaware Tax-Free Missouri Insured Fund ("Acquired Fund").

                             PLAN OF REORGANIZATION

          The  reorganization  (hereinafter  referred  to as  the  "Plan")  will consist of: (i) the  acquisition  by Delaware  Group  Tax-Free Fund on behalf of
Acquiring  Fund of  substantially  all of the  property,  assets and goodwill of
Acquired Fund in exchange solely for (a) shares of beneficial interest,  without par value,  of Acquiring Fund - Class A ("Acquiring  Fund Class A Shares"),  (b)
shares of beneficial  interest,  without par value,  of Acquiring Fund - Class B
("Acquiring  Fund  Class B  Shares"),  and (c)  shares of  beneficial  interest, without  par  value,  of  Acquiring  Fund - Class  C  ("Acquiring  Fund  Class C
Shares");  (ii) the  distribution  of (a)  Acquiring  Fund Class A shares to the holders of Acquired Fund - Class A Shares ("Acquired Fund Class A Shares"),  (b)
Acquiring  Fund Class B Shares to the holders of Acquired  Fund - Class B Shares
("Acquired  Fund Class B Shares"),  and (c) Acquiring Fund Class C Shares to the
holders of  Acquired  Fund - Class C Shares  ("Acquired  Fund Class C  Shares"),
according  to their  respective  interests in complete  liquidation  of Acquired
Fund; and (iii) the  dissolution  of Acquired Fund as soon as practicable  after the  closing  (as  referenced  in  Section  3  hereof,  hereinafter  called  the
"Closing"),  all upon and subject to the terms and  conditions of this Agreement hereinafter set forth.

                                    AGREEMENT

          In order to consummate the Plan and in  consideration  of the premises and of the covenants and agreements  hereinafter set forth,  and intending to be legally bound, the parties hereto covenant and agree as follows:

     1.   Sale  and  Transfer of Assets, Liquidation and Dissolution of Acquired
          Fund

          (a)  Subject to the terms and  conditions  of this  Agreement,  and in reliance on the  representations  and warranties of Delaware Group Tax-Free Fund herein  contained,  and in  consideration  of the  delivery  by  Delaware  Group
Tax-Free  Fund of the number of its shares of  beneficial  interest of Acquiring
Fund hereinafter  provided,  Delaware Investments  Municipal Trust, on behalf of
Acquired  Fund,  agrees  that it will  sell,  convey,  transfer  and  deliver to
Delaware  Group  Tax-Free  Fund,  on behalf of  Acquiring  Fund,  at the Closing provided for in Section 3, all of the then  existing  assets of Acquired Fund as of the close of business (which  hereinafter  shall be, unless  otherwise noted, the regular  close of business of the New York Stock  Exchange,  Inc.  ("NYSE"))
("Close of  Business")  on the  valuation  date (as defined in Section 3 hereof, hereinafter  called  the  "Valuation  Date"),  free  and  clear  of  all  liens, encumbrances, and

claims  whatsoever  (other  than  shareholders'  rights of  redemption  and such restrictions  as might arise under the  Securities  Act of 1933, as amended (the
"1933 Act"), with respect to privately placed or otherwise restricted securities that Acquired Fund may have acquired in the ordinary course of business), except for cash, bank deposits,  or cash equivalent  securities in an estimated  amount necessary  (1) to pay  Acquired  Fund's  costs and expenses of carrying out this
Agreement (including,  but not limited to, fees of counsel and accountants,  and expenses of its liquidation and dissolution contemplated hereunder), which costs and expenses  shall be  established  on the books of Acquired  Fund as liability reserves, (2) to discharge all of Acquired Fund's Liabilities (as defined below)
on its books at the Close of Business on the Valuation Date  including,  but not limited  to, its income  dividends  and  capital  gains  distributions,  if any, payable  for any period  prior to, and  through,  the Close of  Business  on the
Valuation  Date, and (3) to pay such  contingent  liabilities as the trustees of
Delaware  Investments  Municipal  Trust shall  reasonably  deem to exist against
Acquired Fund, if any, at the Close of Business on the Valuation Date, for which contingent and other appropriate  liability reserves shall be established on the
books  of  Acquired  Fund  (hereinafter  "Net  Assets").   Delaware  Investments
Municipal  Trust,  on behalf of  Acquired  Fund,  shall also  retain any and all rights that it may have over and against any person that may have  accrued up to and including the Close of Business on the Valuation Date. Delaware  Investments
Municipal Trust agrees to use commercially reasonable efforts to identify all of
Acquired  Fund's  liabilities,  debts,  obligations  and  duties of any  nature, whether accrued, absolute,  contingent or otherwise ("Liabilities") prior to the
Valuation  Date and to discharge all such known  Liabilities  on or prior to the
Valuation  Date.  In no  event  will  Acquiring  Fund  assume  or  otherwise  be responsible for any Liabilities of the Acquired Fund.

          (b)  Subject to the terms and  conditions  of this  Agreement,  and in reliance on the representations and warranties of Delaware Investments Municipal
Trust on behalf of Acquired Fund herein contained,  and in consideration of such sale, conveyance, transfer, and delivery, Delaware Group Tax-Free Fund agrees at the  Closing to deliver to  Delaware  Investments  Municipal  Trust on behalf of
Acquired  Fund:  (i) the number of Acquiring  Fund Class A Shares  determined by dividing the net asset value per share of Acquired Fund Class A Shares as of the
Close of  Business  on the  Valuation  Date by the net asset  value per share of
Acquiring Fund Class A Shares as of Close of Business on the Valuation Date, and
multiplying the result by the number of outstanding Acquired Fund Class A Shares as of Close of Business on the Valuation Date; (ii) the number of Acquiring Fund
Class B Shares  determined by dividing the net asset value per share of Acquired
Fund Class B Shares as of Close of  Business  on the  Valuation  Date by the net
asset value per share of  Acquiring  Fund Class B Shares as of Close of Business
on the Valuation  Date, and  multiplying the result by the number of outstanding
Acquired Fund Class B Shares as of Close of Business on the Valuation  Date; and
(iii) the number of Acquiring Fund Class C Shares determined by dividing the net asset value per share of Acquired Fund Class C Shares as of Close of Business on
the  Valuation  Date by the net asset value per share of Acquiring  Fund Class C
Shares as of Close of Business on the Valuation Date, and multiplying the result by the  number  of  outstanding  Acquired  Fund  Class C  Shares  as of Close of
Business on the  Valuation  Date.  All such values  shall be  determined  in the manner  and as of the  time  set  forth  in  Section  2  hereof.

          (c) As soon as practicable following the Closing, Delaware Investments
Municipal Trust shall dissolve Acquired Fund and distribute pro rata to Acquired
Fund's shareholders of record as of the Close of Business on the Valuation Date, the shares of beneficial

interest of Acquiring Fund received by Acquired Fund pursuant to this Section 1.
Such dissolution and distribution  shall be accomplished by the establishment of accounts on the share  records of Acquiring  Fund of the type and in the amounts due such  shareholders  pursuant  to this  Section  1 based on their  respective holdings of shares of Acquired Fund as of the Close of Business on the Valuation
Date.  Fractional  shares of  beneficial  interest  of  Acquiring  Fund shall be carried to the third  decimal  place.  No  certificates  representing  shares of beneficial interest of Acquiring Fund will be issued to shareholders of Acquired
Fund Shares  irrespective  of whether  such  shareholders  hold their  shares in certificated form.

          (d) At the  Closing,  each  outstanding  certificate  that,  prior  to
Closing,  represented  shares of beneficial  interest of Acquired Fund, shall be cancelled and shall no longer evidence ownership thereof.

          (e) At the Closing,  each shareholder of record of Acquired Fund as of the record date (the  "Distribution  Record  Date")  with  respect to any unpaid dividends  and other  distributions  that were  declared  prior to the  Closing, including any dividend or distribution declared pursuant to Section 9(e) hereof, shall have the right to receive such unpaid  dividends  and  distributions  with respect to the shares of Acquired Fund that such person had on such Distribution
Record Date.

     2.   Valuation

          (a) The  value  of  Acquired  Fund's  Net  Assets  to be  acquired  by
Acquiring  Fund  hereunder  shall be  computed  as of Close of  Business  on the
Valuation  Date using the  valuation  procedures  set forth in  Acquired  Fund's currently effective prospectus and statement of additional information.

          (b) The net asset value of a share of beneficial interest of Acquiring
Fund Class A Shares,  Acquiring  Fund Class B Shares and Acquiring  Fund Class C
Shares shall be  determined to the nearest full cent as of the Close of Business on the  Valuation  Date using the  valuation  procedures  set forth in Acquiring
Fund's currently effective prospectus and statement of additional information.

          (c) The net asset value of a share of beneficial  interest of Acquired
Fund Class A Shares,  Acquired  Fund Class B Shares  and  Acquired  Fund Class C
Shares shall be  determined to the nearest full cent as of the Close of Business on the Valuation Date,  using the valuation  procedures as set forth in Acquired
Fund's currently effective prospectus and statement of additional information.

     3.   Closing and Valuation Date

          The  Valuation  Date shall be July 14, 2006, or such later date as the parties may mutually agree. The Closing shall take place at the principal office of Delaware Group Tax-Free Fund, 2005 Market Street, Philadelphia,  Pennsylvania
19103 at  approximately  9:00 a.m.,  Eastern  Time,  on the first  business  day following the Valuation Date.  Notwithstanding  anything herein to the contrary, in the event that on the Valuation  Date (a) the NYSE shall be closed to trading or trading  thereon  shall be  restricted  or (b)  trading or the  reporting  of trading on such exchange or

elsewhere shall be disrupted so that, in the judgment of Delaware Group Tax-Free
Fund or Delaware Investments Municipal Trust, accurate appraisal of the value of the net  assets  of  Acquired  Fund or  Acquiring  Fund  is  impracticable,  the
Valuation  Date shall be  postponed  until the first  business day after the day when trading shall have been fully resumed  without  restriction  or disruption, reporting  shall have been  restored and accurate  appraisal of the value of the net assets of Acquired Fund and Acquiring Fund is practicable in the judgment of
Delaware Group Tax-Free Fund and Delaware Investments  Municipal Trust. Delaware
Investments  Municipal  Trust shall have provided for delivery as of the Closing of those  Net  Assets of  Acquired  Fund to be  transferred  to  Delaware  Group
Tax-Free  Fund's  Custodian,  JPMorgan  Chase Bank,  4 Chase  Metrotech  Center,
Brooklyn,  New York, 11245.  Also,  Delaware  Investments  Municipal Trust shall deliver at the  Closing a list  (which may be in  electronic  form) of names and addresses of the  shareholders  of record of its Acquired  Fund Shares,  and the number of full and  fractional  shares of  beneficial  interest of such  classes owned by each  such  shareholder,  indicating  thereon  which  such  shares  are represented by outstanding certificates and which by book-entry accounts, all as of the Close of Business on the Valuation Date, certified by its transfer agent, or by its President or Vice-President to the best of their knowledge and belief.
Delaware   Group  Tax-Free  Fund  shall  issue  and  deliver  a  certificate  or certificates  evidencing  the shares of  Acquiring  Fund to be  delivered at the
Closing to said transfer agent registered in such manner as Delaware Investments
Municipal  Trust may  request,  or provide  evidence  satisfactory  to  Delaware
Investments  Municipal  Trust in such manner as Delaware  Investments  Municipal
Trust may request that such shares of beneficial interest of Acquiring Fund have been registered in an open account on the books of Acquiring Fund.

     4.   Representations and Warranties by Delaware Investments Municipal Trust

          Delaware  Investments  Municipal  Trust  represents  and  warrants  to
Delaware Group Tax-Free Fund that:

          (a) Delaware Investments  Municipal Trust is a statutory trust created under the laws of the State of  Delaware  on October  26,  2004,  and is validly existing and in good standing under the laws of that State. Delaware Investments
Municipal Trust, of which Acquired Fund is a separate series, is duly registered under the  Investment  Company Act of 1940,  as amended (the "1940 Act"),  as an open-end,  management investment company. Such registration is in full force and effect as of the date  hereof  and will be in full  force  and  effect as of the
Closing  and all of its  shares  sold have been sold  pursuant  to an  effective registration  statement  filed  under the 1933 Act,  except for any shares  sold pursuant to the private  offering  exemption for the purpose of raising  initial capital.

          (b) Delaware  Investments  Municipal  Trust is  authorized to issue an unlimited number of shares of beneficial  interest of Acquired Fund, with no par value.  Each outstanding  share of Acquired Fund is validly issued,  fully paid, non-assessable and has full voting rights.

          (c) The financial  statements appearing in Acquired Fund Annual Report to Shareholders  for the fiscal year ended August 31, 2005,  audited by Ernest &
Young, LLP, copies of which have been delivered to Delaware Group Tax-Free Fund, and any  unaudited  financial  statements,  copies of which may be  furnished to
Delaware Group Tax-Free Fund, fairly present the financial  position of Acquired
Fund as of the date indicated, and the results of its operations for the period  indicated,  in conformity  with  generally  accepted  accounting principles applied on a consistent basis.

          (d) The books and records of Acquired Fund made  available to Delaware
Group  Tax-Free  Fund and/or its  counsel  are true and correct in all  material respects  and contain no material  omissions  with  respect to the  business and operations of Acquired Fund.

          (e) The  statement  of  assets  and  liabilities  to be  furnished  by
Delaware  Investments  Municipal  Trust  as of  the  Close  of  Business  on the
Valuation Date for the purpose of determining the number of shares of beneficial interest  of  Acquiring  Fund to be issued  pursuant  to  Section 1 hereof  will accurately  reflect the Net Assets of Acquired  Fund and  outstanding  shares of beneficial  interest,  as of such date, in conformity  with  generally  accepted accounting principles applied on a consistent basis.

          (f) At the Closing,  it will have good and marketable  title to all of the securities and other assets shown on the statement of assets and liabilities referred to in subsection (e) above, free and clear of all liens or encumbrances of any nature  whatsoever except such restrictions as might arise under the 1933
Act with respect to privately placed or otherwise restricted  securities that it may have acquired in the ordinary course of business and such  imperfections  of title or encumbrances as do not materially  detract from the value or use of the assets subject thereto, or materially affect title thereto.

          (g) Delaware Investments Municipal Trust has the necessary trust power and  authority to conduct its business and the business of Acquired Fund as such businesses are now being conducted.

          (h)  Delaware  Investments  Municipal  Trust  is  not  a  party  to or obligated  under  any  provision  of its  Agreement  and  Declaration  of Trust,
By-Laws,   or  any  material  contract  or  any  other  material  commitment  or obligation,  and is not subject to any order or decree that would be violated by its execution of or performance under this Agreement.

          (i)  Delaware  Investments  Municipal  Trust has full trust  power and authority  to enter into and  perform  its  obligations  under  this  Agreement, subject to approval of this Agreement by Acquired Fund's shareholders. Except as provided in the  immediately  preceding  sentence,  the execution,  delivery and performance of this Agreement have been validly  authorized,  and this Agreement constitutes its legal,  valid and binding obligation  enforceable  against it in accordance  with  its  terms,  subject  as  to  enforcement  to  the  effect  of bankruptcy, insolvency, reorganization, arrangement among creditors, moratorium,
fraudulent   transfer  or   conveyance,   and  other  similar  laws  of  general
applicability  relating to or affecting  creditor's rights and to general equity principles.

          (j) Neither Delaware Investments  Municipal Trust nor Acquired Fund is
under the  jurisdiction  of a court in a Title 11 or  similar  case  within  the meaning of Section 368(a)(3)(A) of the Internal Revenue Code of 1986, as amended
(the "Code").

          (k) Delaware Investments Municipal Trust does not have any unamortized or unpaid organizational fees or expenses.

          (l) Delaware Investments Municipal Trust has elected to treat Acquired
Fund as a regulated  investment  company ("RIC") for federal income tax purposes under Part I of  Subchapter M of the Code,  Acquired Fund is a "fund" as defined in Section  851(g)(2) of the Code,  has qualified as a RIC for each taxable year since  its  inception  and  will  qualify  as a  RIC  as  of  the  Closing,  and consummation of the  transactions  contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     5.   Representations and Warranties by Delaware Group Tax-Free Fund

          Delaware  Group  Tax-Free  Fund  represents  and  warrants to Delaware
Investments Municipal Trust that:

          (a) Delaware  Group  Tax-Free Fund is a statutory  trust created under the laws of the State of Delaware on December 17, 1998, and is validly  existing and in good standing under the laws of that State. Delaware Group Tax-Free Fund, of which Acquiring Fund is a separate series of shares, is duly registered under the 1940 Act as an open-end, management investment company, such registration is in full  force  and  effect as of the date  hereof or will be in full  force and effect as of the Closing  and all of its shares sold have been sold  pursuant to an effective  registration  statement  filed under the 1933 Act,  except for any shares  sold  pursuant  to the  private  offering  exemption  for the purpose of raising initial capital.

          (b) Delaware  Group  Tax-Free Fund is authorized to issue an unlimited number of shares of beneficial  interest,  without par value, of Acquiring Fund.
Each outstanding share of Acquiring Fund is fully paid,  non-assessable  and has full voting  rights.  The shares of beneficial  interest of Acquiring Fund to be issued pursuant to Section 1 hereof will, upon their issuance, be validly issued and fully paid and non-assessable and have full voting rights.

          (c) At the  Closing,  each class of shares of  beneficial  interest of
Acquiring  Fund to be issued  pursuant to this  Agreement  will be eligible  for offering to the public in those states of the United States and jurisdictions in which the corresponding  class of shares of Acquired Fund are presently eligible for  offering  to the  public,  and  there  are an  unlimited  number  of shares registered  under the 1933 Act such that  there is a  sufficient  number of such shares to permit the transfers contemplated by this Agreement to be consummated.

          (d) The statement of assets and  liabilities  of Acquiring  Fund to be furnished  by Delaware  Group  Tax-Free  Fund as of the Close of Business on the
Valuation Date for the purpose of determining the number of shares of beneficial interest  of  Acquiring  Fund to be issued  pursuant  to  Section 1 hereof  will accurately  reflect the net assets of Acquiring Fund and  outstanding  shares of beneficial  interest,  as of such date, in conformity  with  generally  accepted accounting principles applied on a consistent basis.

          (e) At the Closing,  Delaware  Group  Tax-Free Fund will have good and marketable  title  to  all of the  securities  and  other  assets  shown  on the statement of assets and  liabilities  referred to in subsection (d) above,  free and clear of all liens or  encumbrances  of any nature  whatsoever  except  such restrictions as might arise under the 1933 Act with respect to privately  placed or otherwise  restricted  securities  that it may have  acquired in the ordinary course of business and such  imperfections  of title or  encumbrances  as do not materially  detract  from the value or use of the  assets  subject  thereto,  or materially affect title thereto.

          (f) Delaware  Group  Tax-Free Fund has the  necessary  trust power and authority to conduct its  business  and the  business of Acquiring  Fund as such businesses are now being conducted.

          (g) Delaware Group Tax-Free Fund is not a party to or obligated  under any  provision  of its  Agreement  and  Declaration  of Trust,  By-Laws,  or any
material  contract or any other material  commitment or  obligation,  and is not subject to any order or decree  that would be violated  by its  execution  of or performance under this Agreement.

          (h) Delaware Group Tax-Free Fund has full trust power and authority to enter into and perform its  obligations  under this  Agreement.  The  execution, delivery and  performance of this Agreement  have been validly  authorized,  and this Agreement  constitutes its legal, valid and binding obligation  enforceable against it in accordance  with its terms,  subject,  as to  enforcement,  to the effect of bankruptcy,  insolvency reorganization,  arrangements among creditors, moratorium, fraudulent transfer or conveyance, and other similar laws of general applicability  relating to or affecting  creditors  rights and to general equity principles.

          (i) Neither  Delaware  Group Tax-Free Fund nor Acquiring Fund is under the  jurisdiction of a Court in a Title 11 or similar case within the meaning of
Section 368(a)(3)(A) of the Code.

          (j) The books and records of Acquiring Fund made available to Delaware
Investments  Municipal  Trust  and/or its  counsel  are true and  correct in all material respects and contain no material omissions with respect to the business and  operations of Acquiring  Fund.

          (k) Delaware Group  Tax-Free Fund has elected to treat  Acquiring Fund as a regulated  investment  company ("RIC") for federal income tax purposes under Part I of  Subchapter  M of the Code,  Acquiring  Fund is a "fund" as defined in Section  851(g)(2) of the Code,  has qualified as a RIC for each taxable  year  since  its  inception  and will  qualify  as a RIC as of the
     Closing, and consummation of the transactions contemplated by the Plan will not cause it to fail to be qualified as a RIC as of the Closing.

     6.   Representations and Warranties by Delaware Investments
          Municipal Trust and Delaware Group Tax-Free Fund

          Delaware Investments  Municipal Trust and Delaware Group Tax-Free Fund
each represents and warrants to the other that:

          (a) Except as discussed in its currently effective  prospectus,  there are no legal,  administrative or other proceedings or investigations against it, or, to its knowledge,  threatened  against it, that would materially  affect its financial  condition or its ability to consummate the transactions  contemplated by this Agreement. It is not charged with or, to its knowledge, threatened with, any violation or  investigation  of any possible  violation of any provisions of any federal,  state or local law or regulation or administrative ruling relating to any aspect of its business.

          (b) There are no known actual or proposed deficiency  assessments with respect to any taxes payable by it.

          (c) It has duly and  timely  filed,  on  behalf  of  Acquired  Fund or
Acquiring Fund, as  appropriate,  all Tax (as defined below) returns and reports
(including information returns), which are required to be filed by such Acquired
Fund or Acquiring  Fund, and all such returns and reports  accurately  state the amount of Tax owed for the periods  covered by the  returns,  or, in the case of information  returns, the amount and character of income required to be reported by such Acquired Fund or Acquiring Fund. On behalf of Acquired Fund or Acquiring
Fund, as appropriate,  it has paid or made provision and properly  accounted for all Taxes (as defined below) due or properly shown to be due on such returns and reports.  The amounts set up as provisions for Taxes in the books and records of
Acquired Fund or Acquiring Fund, as appropriate,  as of the Close of Business on the Valuation Date will, to the extent required by generally accepted accounting principles,  be  sufficient  for the  payment of all Taxes of any kind,  whether accrued,  due,  absolute,  contingent or  otherwise,  which were or which may be payable by Acquired Fund or Acquiring Fund, as  appropriate,  for any periods or fiscal years prior to and including the Close of Business on the Valuation Date, including  all  Taxes  imposed  before or after  the  Close of  Business  on the
Valuation  Date that are  attributable  to any such  period or fiscal  year.  No return  filed  by  it,  on  behalf  of  Acquired  Fund  or  Acquiring  Fund,  as appropriate,  is currently  being audited by the Internal  Revenue Service or by any state or local taxing authority. As used in this Agreement, "Tax" or "Taxes"
means all federal,  state,  local and foreign  (whether  imposed by a country or political subdivision or authority  thereunder) income, gross receipts,  excise, sales, use, value added, employment, franchise, profits, property, ad valorem or other  taxes,  stamp taxes and duties,  fees,  assessments  or charges,  whether payable  directly  or  by  withholding,  together  with  any  interest  and  any penalties,  additions  to tax  or  additional  amounts  imposed  by  any  taxing authority  (foreign or domestic) with respect thereto.  To its knowledge,  there are no levies, liens or encumbrances  relating to Taxes existing,  threatened or pending  with  respect to the assets of  Acquired  Fund or  Acquiring  Fund,  as appropriate.

          (d) All information provided to Delaware  Investments  Municipal Trust by Delaware Group Tax-Free Fund, and by Delaware Investments  Municipal Trust to
Delaware  Group  Tax-Free  Fund,  for inclusion  in, or  transmittal  with,  the
Combined Proxy Statement and Prospectus with respect to this Agreement  pursuant to which  approval of Acquired  Fund's  shareholders  will be sought,  shall not contain any untrue  statement  of a material  fact,  or omit to state a material fact required to be stated therein in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

          (e) Except in the case of Delaware  Investments  Municipal  Trust with respect to the approval of Acquired  Fund's  shareholders  of the Agreement,  no
consent,  approval,   authorization  or  order  of  any  court  or  governmental authority, or of any other person or entity, is required for the consummation of the  transactions  contemplated by this Agreement,  except as may be required by the 1933 Act, the Securities  Exchange Act of 1934, as amended (the "1934 Act"), the  1940  Act,  or state  securities  laws or  Delaware  statutory  trust  laws
(including,  in the case of each of the  foregoing,  the rules  and  regulations thereunder).

     7.   Covenants of Delaware Investments Municipal Trust

          (a) Delaware  Investments  Municipal  Trust  covenants  to operate the business of Acquired Fund as presently conducted between the date hereof and the
Closing.

          (b) Delaware Investments Municipal Trust undertakes that Acquired Fund will not acquire the shares of  beneficial  interest of  Acquiring  Fund for the
purpose  of  making   distributions   thereof  other  than  to  Acquired  Fund's
shareholders.

          (c)  Delaware  Investments  Municipal  Trust  covenants  that  by  the
Closing,  all of  Acquired  Fund's  federal  and other Tax  returns  and reports required by law to be filed on or before such date shall have been filed and all federal and other Taxes shown as due on said returns either shall have been paid or adequate  liability reserves shall have been provided for the payment of such
Taxes.

          (d) Delaware  Investments  Municipal Trust will at the Closing provide
Delaware Group Tax-Free Fund with:

              (1)  A statement of the respective tax basis of all investments to be transferred by Acquired Fund to Acquiring Fund.

              (2)  A copy (which may be in electronic  form) of the  shareholder ledger accounts including,  without limitation,  the name, address and taxpayer  identification  number of each  shareholder  of record,  the number of shares of beneficial interest held by each shareholder,  the dividend  reinvestment  elections applicable to each shareholder,  and
          the   backup    withholding   and   nonresident    alien   withholding
          certifications,  notices or records  on file with  Acquired  Fund with respect to each shareholder,  for all of the shareholders of record of
          Acquired  Fund's  shares as of the Close of Business on the  Valuation
          Date,  who are to become  holders of Acquiring Fund as a result of the transfer of assets that is the subject of this Agreement, certified by its transfer agent or its President or its  Vice-President to the best of their knowledge and belief.

          (e) The Board of  Trustees  of Delaware  Investments  Municipal  Trust
shall call,  and  Delaware  Investments  Municipal  Trust shall hold,  a Special
Meeting of Acquired Fund's shareholders to consider and vote upon this Agreement
(the "Special Meeting") and Delaware Investments  Municipal Trust shall take all other  actions  reasonably  necessary  to obtain  approval  of the  transactions contemplated herein. Delaware Investments Municipal Trust agrees to mail to each shareholder of record entitled to vote at the Special Meeting at which action on this  Agreement  is  to  be  considered,  in  sufficient  time  to  comply  with requirements  as to notice  thereof,  a Combined Proxy  Statement and Prospectus that complies in all material respects with the applicable provisions of Section
14(a) of the 1934 Act and  Section  20(a) of the 1940  Act,  and the  rules  and regulations promulgated thereunder.

          (f)  Delaware  Investments  Municipal  Trust shall  supply to Delaware
Group Tax-Free Fund, at the Closing, the statement of the assets and liabilities described in Section 4(e) of this Agreement in conformity with the  requirements described in such Section.

     8.   Covenants of Delaware Group Tax-Free Fund

          (a)  Delaware  Group  Tax-Free  Fund  covenants  that  the  shares  of beneficial  interest of  Acquiring  Fund to be issued and  delivered to Acquired
Fund  pursuant to the terms of Section 1 hereof shall have been duly  authorized as of the Closing and, when so issued and delivered,  shall be registered  under the 1933 Act, validly issued, and fully paid and non-

assessable,  and no  shareholder  of Acquiring  Fund shall have any statutory or contractual  preemptive  right of subscription  or purchase in respect  thereof, other than any rights created pursuant to this Agreement.

          (b) Delaware  Group Tax-Free Fund covenants to operate the business of
Acquiring Fund as presently conducted between the date hereof and the Closing.

          (c) Delaware Group Tax-Free Fund covenants that by the Closing, all of
Acquiring Fund's federal and other tax returns and reports required by law to be filed on or before  such date shall have been  filed and all  federal  and other taxes  shown as due on said  returns  shall have  either  been paid or  adequate liability reserves shall have been provided for the payment of such taxes.

          (d) Delaware Group Tax-Free Fund shall supply to Delaware  Investments
Municipal  Trust,  at the  Closing,  the  statement  of assets  and  liabilities described in Section 5(d) of this Agreement in conformity with the  requirements described in such Section.

          (e)  Delaware  Group  Tax-Free  Fund  shall have filed with the United
States  Securities and Exchange  Commission  (the  "Commission")  a Registration
Statement on Form N-14 under the 1933 Act ("Registration  Statement"),  relating to the shares of beneficial interest of Acquiring Fund issuable  hereunder,  and shall have used its best  efforts to provide  that such  Registration  Statement becomes  effective  as promptly as  practicable.  At the time such  Registration
Statement becomes  effective,  it (i) complied in all material respects with the applicable  provisions  of the 1933 Act,  the 1934 Act and the 1940 Act, and the
rules and  regulations  promulgated  thereunder;  and (ii) will not  contain  an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the time the Registration  Statement becomes effective,  at the time of Acquired
Fund's  shareholders'  meeting, and at the Closing, the prospectus and statement of additional  information  included in the  Registration  Statement did not and will not  contain  an untrue  statement  of a  material  fact or omit to state a material  fact  necessary to make the  statements  therein,  in the light of the circumstances under which they were made, not misleading.

     9.   Conditions Precedent to be Fulfilled by Delaware Investments Municipal
          Trust and Delaware Group Tax-Free Fund

          The obligations of Delaware  Investments  Municipal Trust and Delaware
Group Tax-Free Fund to effectuate this Agreement and the Plan hereunder shall be subject to the following respective conditions:

          (a) That (1) all the representations and warranties of the other party contained  herein shall be true and correct in all  material  respects as of the
Closing  with the same  effect as though  made as of and at such  date;  (2) the other party shall have performed all  obligations  required by this Agreement to be  performed  by it at or prior to the  Closing;  and (3) the other party shall have  delivered  to  such  party  a  certificate  signed  by  the  President  or
Vice-President  and by the  Secretary  or  equivalent  officer to the  foregoing effect.

                                       10

          (b) That the other party shall have  delivered to such party a copy of the resolutions  approving this Agreement  adopted by the other party's Board of
Trustees, certified by the Secretary or equivalent officer.

          (c) That the Commission shall not have issued an unfavorable  advisory report under Section  25(b) of the 1940 Act, nor  instituted  nor  threatened to
institute   any   proceeding   seeking  to  enjoin  the   consummation   of  the
reorganization  contemplated  hereby under Section 25(c) of the 1940 Act, and no
other  legal,   administrative  or  other  proceeding  shall  be  instituted  or threatened that would materially and adversely affect the financial condition of either party or would prohibit the transactions contemplated hereby.

          (d) That this Agreement,  the Plan and the  transactions  contemplated hereby shall have been approved by the appropriate action of the shareholders of
Acquired Fund at an annual or special meeting or any adjournment thereof.

          (e) That  Acquired  Fund  shall  have  declared  a  distribution   or
distributions  prior to the  Valuation  Date that,  together  with all  previous distributions, shall have the effect of distributing to its shareholders (i) all of its ordinary  income and all of its capital gain net income,  if any, for the period  from the close of its last  fiscal  year to the Close of Business on the
Valuation Date, and (ii) any undistributed  ordinary income and capital gain net income from any prior period. Capital gain net income has the meaning given such term by Section 1222(g) of the Code.

          (f) That  all  required  consents  of  other  parties  and all  other consents,  orders and permits of federal, state and local authorities (including those of the Commission and of state Blue Sky securities authorities,  including any necessary  "no-action"  positions or exemptive  orders from such federal and state authorities) to permit consummation of the transaction contemplated hereby shall have been obtained, except where failure to obtain any such consent, order or permit  would not involve risk of material  adverse  effect on the assets and properties of Acquired Fund or Acquiring Fund.

          (g) That prior to or at the Closing,  Delaware  Investments  Municipal
Trust and Delaware  Group  Tax-Free  Fund shall receive an opinion from Stradley
Ronon Stevens & Young, LLP ("SRSY") to the effect that, provided the acquisition contemplated  hereby is carried out in  accordance  with this  Agreement  and in accordance  with  customary  representations  provided by  Delaware  Investments
Municipal  Trust and Delaware Group Tax-Free Fund in  certificates  delivered to
SRSY:

              (1)  The acquisition by Acquiring Fund of substantially all of the assets of Acquired Fund in exchange  solely for Acquiring  Fund shares
          to  be  issued   pursuant  to  Section  1  hereof,   followed  by  the
          distribution  by Acquired Fund to its  shareholders  of Acquiring Fund shares in complete  liquidation  of Acquired  Fund,  will qualify as a reorganization  within the meaning of Section  368(a)(1)  of the Code, and  Acquiring  Fund and  Acquired  Fund  will each be a "party to the reorganization" within the meaning of Section 368(b) of the Code;

              (2)  No gain or loss will be  recognized by Acquired Fund upon the transfer  of  substantially  all of its  assets to  Acquiring  Fund in exchange solely for

                                       11

          the voting shares of Acquiring  Fund (to be issued in accordance  with
          Section 1 hereof) under Section 361(a) and Section 357(a) of the Code;

              (3)  No gain or loss will be recognized by Acquiring Fund upon the receipt by it of  substantially  all of the assets of Acquired Fund in exchange  solely for the voting shares of Acquiring Fund (to be issued in  accordance  with Section 1 hereof)  under  Section  1032(a) of the
          Code;

              (4)  No gain or loss will be  recognized by Acquired Fund upon the distribution of Acquiring Fund shares to Acquired Fund shareholders in accordance with Section 1 hereof in liquidation of Acquired Fund under
          Section 361(c)(1) of the Code.

              (5)  The  basis  of the  assets  of  Acquired  Fund  received  by
          Acquiring  Fund  will be the  same as the  basis  of  such  assets  to
          Acquired Fund  immediately  prior to the exchange under Section 362(b)
          of the Code;

              (6)  The holding period of the assets of Acquired Fund received by
          Acquiring  Fund will include the period  during which such assets were held by Acquired Fund under Section 1223(2) of the Code;

              (7)  No gain or loss will be  recognized  by the  shareholders  of
          Acquired  Fund upon the exchange of their shares in Acquired  Fund for the voting shares  (including  fractional  shares to which they may be entitled) of Acquiring Fund (to be issued in accordance with Section 1 hereof) under Section 354(a) of the Code;

              (8)  The basis of Acquiring Fund shares  received by Acquired Fund shareholders in accordance with Section 1 hereof (including fractional shares to which they may be entitled) will be the same as the basis of the shares of Acquired Fund exchanged therefor under Section 358(a)(1)
          of the Code;

               (9) The holding  period of Acquiring  Fund's  shares  received by
          Acquired  Fund's  shareholders  in  accordance  with  Section 1 hereof
          (including  fractional  shares  to which  they may be  entitled)  will include the holding  period of Acquired  Fund's shares  surrendered in exchange  therefor,  provided that Acquired Fund shares were held as a capital asset on the date of the Reorganization  under Section 1223(l)
          of the Code; and

              (10) Acquiring  Fund will succeed to and take into account as of the date of the transfer (as defined in Section  1.381(b)-1(b)  of the regulations  issued  by the  United  States  Treasury  (the  "Treasury
          Regulations"))  the items of Acquired Fund described in Section 381(c)
          of the Code,  subject to the conditions and  limitations  specified in
          Sections  381,  382,  383  and  384  of the  Code,  and  the  Treasury
          Regulations.

          (h) That Delaware  Group  Tax-Free Fund shall have received an opinion in form and  substance  reasonably  satisfactory  to it from  SRSY,  counsel  to
Delaware  Investments  Municipal  Trust,  to the  effect  that,  subject  in all respects to the effects of bankruptcy,  insolvency, arrangement among creditors, moratorium, fraudulent transfer or conveyance, and other similar

                                       12

laws of general applicability  relating to or affecting creditor's rights and to general equity principles:

              (1)  Delaware  Investments  Municipal  Trust  was  created  as  a statutory trust under the laws of the State of Delaware on October 26,
          2004,  and is validly  existing and in good standing under the laws of the State of Delaware;

              (2)  Delaware  Investments  Municipal Trust is authorized to issue an  unlimited  number of shares of  beneficial  interest,  without par value, of Delaware  Investments  Municipal Trust and of Acquired Fund.
          Assuming that the initial  shares of  beneficial  interest of Acquired
          Fund were issued in  accordance  with the 1940 Act, and the  Agreement and Declaration of Trust and By-Laws of Delaware Investments Municipal
          Trust,  and that all other such  outstanding  shares of Acquired  Fund were  sold,  issued  and paid  for in  accordance  with  the  terms of
          Acquired  Fund  prospectus  in effect at the time of such sales,  each
          such   outstanding   share  is   validly   issued,   fully   paid  and
          non-assessable;

              (3)  Delaware   Investments   Municipal  Trust  is  an  open-end,
          investment company of the management type registered as such under the
          1940 Act;

               (4) Except as disclosed in Acquired  Fund's  currently  effective prospectus,  such counsel does not know of any material suit,  action, or legal or administrative  proceeding  pending or threatened  against
          Delaware Investments Municipal Trust, the unfavorable outcome of which would materially and adversely affect Delaware  Investments  Municipal
          Trust or Acquired Fund;

              (5)  To  such   counsel's   knowledge,   no  consent,   approval,
          authorization or order of any court,  governmental authority or agency is required for the  consummation  by Delaware  Investments  Municipal
          Trust of the transactions contemplated by this Agreement,  except such as have been obtained  under the 1933 Act, the 1934 Act, the 1940 Act, and Delaware laws  (including,  in the case of each of the  foregoing, the  rules and  regulations  thereunder)  and such as may be  required under state securities laws;

              (6)  Neither  the  execution,  delivery  nor  performance  of this
          Agreement  by  Delaware  Investments   Municipal  Trust  violates  any
          provision of its Agreement and Declaration of Trust,  its By-Laws,  or
          the  provisions  of any agreement or other  instrument,  known to such counsel to which Delaware Investments Municipal Trust is a party or by which Delaware Investments Municipal Trust is otherwise bound; and

              (7)  This  Agreement  has been  validly  authorized,  executed and delivered by Delaware  Investments  Municipal Trust and represents the legal, valid and binding obligation of Delaware Investments  Municipal
          Trust and is enforceable against Delaware Investments  Municipal Trust in accordance with its terms.

          In giving  the  opinions  set forth  above,  SRSY may state that it is relying on certificates of the officers of Delaware Investments  Municipal Trust with regard to matters of

                                       13

fact and certain certifications and written statements of governmental officials with respect to the good standing of Delaware Investments Municipal Trust.

          (i) That Delaware  Investments  Municipal Trust shall have received an opinion in form and substance  reasonably  satisfactory to it from SRSY, counsel to Delaware Group Tax-Free Fund, to the effect that,  subject in all respects to the effects of bankruptcy,  insolvency, arrangement among creditors, moratorium,
fraudulent   transfer  or   conveyance,   and  other  similar  laws  of  general
applicability  relating to or affecting  creditor's rights and to general equity principles:

              (1)  Delaware Group Tax-Free Fund was created as a statutory trust
          (formerly  known as a business  trust)  under the laws of the State of
          Delaware on December  17,  1998,  and is validly  existing and in good standing under the laws of the State of Delaware;

              (2)  Delaware  Group  Tax-Free  Fund is  authorized  to  issue an unlimited number of shares of beneficial interest,  without par value.
          Assuming that the initial  shares of beneficial  interest of Acquiring
          Fund were issued in  accordance  with the 1940 Act and Delaware  Group
          Tax-Free Fund's  Agreement and  Declaration of Trust and By-Laws,  and
          that all other such  outstanding  shares of Acquiring  Fund were sold, issued and paid for in accordance  with the terms of Acquiring  Fund's prospectus in effect at the time of such sales,  each such outstanding
          share  of   Acquiring   Fund  is  validly   issued,   fully  paid  and
          non-assessable;

              (3)  Delaware  Group  Tax-Free  Fund  is an  open-end  investment company of the management type registered as such under the 1940 Act;

              (4) Except as disclosed in Acquiring Fund's  currently  effective prospectus,  such counsel does not know of any material suit,  action, or legal or administrative  proceeding  pending or threatened  against
          Delaware Group Tax-Free Fund, the  unfavorable  outcome of which would materially  and  adversely  affect  Delaware  Group  Tax-Free  Fund or
          Acquiring Fund;

              (5)  The shares of  beneficial  interest of  Acquiring  Fund to be issued  pursuant  to the  terms of  Section  1 hereof  have  been duly authorized  and,  when  issued  and  delivered  as  provided  in  this
          Agreement,  will have been  validly  issued and fully paid and will be non-assessable  by Delaware Group Tax-Free Fund or Acquiring Fund, and
          to such counsel's  knowledge,  no shareholder has any preemptive right to  subscription  or purchase in respect thereof other than any rights that may be deemed to have been granted pursuant to this Agreement;

              (6)  To  such   counsel's   knowledge,   no  consent,   approval,
          authorization or order of any court,  governmental authority or agency is required for the  consummation  by Delaware  Group Tax-Free Fund of the transactions  contemplated by this Agreement,  except such as have been  obtained  under the 1933 Act,  the 1934 Act,  the 1940 Act,  and
          Delaware laws  (including,  in the case

                                       14

          of each of the foregoing,  the rules and  regulations  thereunder) and such as may be required under state securities laws;

              (7)  Neither  the  execution,  delivery  nor  performance  of this
          Agreement by Delaware  Group  Tax-Free  Fund violates any provision of its Agreement and Declaration of Trust, its By-Laws, or the provisions of any agreement or other  instrument,  known to such counsel to which
          Delaware  Group  Tax-Free Fund is a party or by which  Delaware  Group
          Tax-Free Fund is otherwise bound; and

              (8)  This  Agreement  has been  validly  authorized,  executed and delivered by Delaware  Group  Tax-Free Fund and  represents the legal, valid and binding  obligation of Delaware  Group  Tax-Free Fund and is enforceable  against  Delaware Group Tax-Free Fund in accordance  with its terms.

          In giving  the  opinions  set forth  above,  SRSY may state that it is relying on  certificates  of the officers of Delaware  Group  Tax-Free Fund with regard to matters of fact and certain  certifications  and written statements of governmental  officials  with  respect to the good  standing of  Delaware  Group
Tax-Free Fund.

          (j) That Delaware Group Tax-Free  Fund's  Registration  Statement with respect to the shares of beneficial  interest of Acquiring  Fund to be delivered to Acquired  Fund's  shareholders in accordance with Section 1 hereof shall have become  effective,  and  no  stop  order  suspending  the  effectiveness  of the
Registration  Statement or any amendment or supplement thereto,  shall have been issued  prior to the  Closing  or  shall be in  effect  at the  Closing,  and no proceedings  for the issuance of such an order shall be pending or threatened on that date.

          (k) That the shares of  beneficial  interest of  Acquiring  Fund to be delivered  in  accordance  with  Section 1 hereof  shall be eligible for sale by
Delaware  Group  Tax-Free  Fund with each state  commission or agency with which such  eligibility  is  required  in order to permit  the shares  lawfully  to be delivered to each Acquired Fund shareholder.

          (l) That at the Closing,  Delaware  Investments  Municipal  Trust,  on
behalf of Acquired  Fund,  transfers to Acquiring  Fund  aggregate Net Assets of
Acquired  Fund  comprising  at least 90% in fair  market  value of the total net assets and 70% in fair market  value of the total gross  assets  recorded on the books of Acquired Fund at the Close of Business on the Valuation Date.

     10.  Fees and Expenses   The expenses of entering into and carrying out the
provisions of this Agreement, whether or not consummated,  shall be borne 33.33%
by Acquired Fund;  33.33% by Acquiring  Fund; and 33.34% by Delaware  Management
Company, a series of Delaware Management Business Trust.

     11.  Termination; Waiver; Order

          (a) Anything   contained   in   this   Agreement   to   the   contrary
notwithstanding,  this Agreement may be terminated and the Plan abandoned at any time (whether before or after adoption  thereof by the  shareholders of Acquired
Fund) prior to the Closing as follows:

                                       15

              (1)  by mutual consent of Delaware Investments Municipal Trust and
          Delaware Group Tax-Free Fund;

              (2)  by Delaware Group Tax-Free Fund if any condition precedent to its  obligations  set  forth in  Section 9 has not been  fulfilled  or waived by Delaware Group Tax-Free Fund; or

              (3)  by  Delaware  Investments  Municipal  Trust if any  condition precedent  to its  obligations  set  forth in  Section  9 has not been fulfilled or waived by Delaware Investments Municipal Trust.

          (b) If the  transactions  contemplated by this Agreement have not been consummated by December 31, 2006, this Agreement shall  automatically  terminate on that  date,  unless a later  date is agreed to by both  Delaware  Investments
Municipal Trust and Delaware Group Tax-Free Fund.

          (c) In the event of  termination  of this  Agreement  pursuant  to the provisions  hereof,  the same shall become void and have no further effect,  and there  shall not be any  liability  on the part of either  Delaware  Investments
Municipal  Trust or  Delaware  Group  Tax-Free  Fund or  persons  who are  their trustees, officers, agents or shareholders in respect of this Agreement.

          (d) At any time prior to the Closing,  any of the terms or  conditions of this Agreement may be waived by either Delaware  Investments  Municipal Trust or Delaware  Group  Tax-Free  Fund,  respectively  (whichever is entitled to the benefit thereof).

          (e) The respective representations, warranties and covenants contained in Sections 4-8 hereof shall expire with, and be terminated by, the consummation of the Plan, and neither Delaware Investments Municipal Trust nor Delaware Group
Tax-Free Fund, nor any of their officers, trustees, agents or shareholders shall have any liability with respect to such  representations or warranties after the
Closing.  This  provision  shall not  protect  any  officer,  trustee,  agent or shareholder of Delaware  Investments  Municipal Trust or Delaware Group Tax-Free
Fund against any liability to the entity for which that officer,  trustee, agent or shareholder so acts or to its  shareholders  to which that officer,  trustee,
agent  or  shareholder   would   otherwise  be  subject  by  reason  of  willful
misfeasance,  bad faith, gross negligence or reckless disregard of the duties in the conduct of such office.

          (f) If any order or  orders of the  Commission  with  respect  to this
Agreement  shall be issued  prior to the Closing  and shall  impose any terms or conditions  that are  determined  by action of the Board of Trustees of Delaware
Investments  Municipal Trust or the Board of Trustees of Delaware Group Tax-Free
Fund to be acceptable,  such terms and conditions  shall be binding as if a part of this  Agreement  without  further  vote or  approval of the  shareholders  of
Acquired  Fund,  unless such  further vote is required by  applicable  law or by mutual consent of the parties.

     12.  Liability of Delaware Group Tax-Free Fund and Delaware Investments
          Municipal Trust

          (a)  Each  party  acknowledges  and  agrees  that all  obligations  of
Delaware  Group Tax-Free Fund under this Agreement are binding only with respect to Acquiring Fund;

                                       16

that any liability of Delaware  Group  Tax-Free Fund under this  Agreement  with respect to Acquiring Fund, or in connection with the  transactions  contemplated herein with  respect to  Acquiring  Fund,  shall be  discharged  only out of the assets of Acquiring  Fund;  that no other series of Delaware Group Tax-Free Fund shall be  liable  with  respect  to this  Agreement  or in  connection  with the
transactions   contemplated   herein;  and  that  neither  Delaware  Investments
Municipal Trust nor Acquired Fund shall seek satisfaction of any such obligation or  liability  from the  shareholders  of  Delaware  Group  Tax-Free  Fund,  the trustees,  officers, employees or agents of Delaware Group Tax-Free Fund, or any of them.

          (b)  Each  party  acknowledges  and  agrees  that all  obligations  of
Delaware Investments  Municipal Trust under this Agreement are binding only with respect to Acquired Fund; that any liability of Delaware  Investments  Municipal
Trust under this Agreement with respect to Acquired Fund, or in connection  with the  transactions  contemplated  herein with respect to Acquired Fund,  shall be discharged  only out of the assets of  Acquired  Fund;  that no other  series of
Delaware  Investments  Municipal  Trust  shall be liable  with  respect  to this
Agreement or in connection with the transactions  contemplated  herein; and that neither Delaware Group Tax-Free Fund nor Acquiring Fund shall seek  satisfaction
of  any  such  obligation  or  liability  from  the   shareholders  of  Delaware
Investments  Municipal  Trust,  the trustees,  officers,  employees or agents of
Delaware Investments Municipal Trust, or any of them.

     13.  Final Tax Returns and Forms 1099 of Acquired Fund

          (a) After the Closing,  Delaware Investments  Municipal Trust shall or shall  cause its  agents to prepare  any  federal,  state or local Tax  returns, including any Forms 1099, required to be filed by Delaware Investments Municipal
Trust with  respect to  Acquired  Fund's  final  taxable  year  ending  with its complete  liquidation  and for any  prior  periods  or  taxable  years and shall further  cause  such  Tax  returns  and  Forms  1099 to be duly  filed  with the appropriate taxing authorities.

          (b) Notwithstanding  the provisions of Section 1 hereof, any expenses incurred by Delaware  Investments  Municipal  Trust or Acquired Fund (other than for payment of Taxes) in connection  with the preparation and filing of said Tax returns and Forms 1099 after the Closing, shall be borne by Acquired Fund to the extent such  expenses  have been or should have been accrued by Acquired Fund in the ordinary  course without regard to the Plan  contemplated by this Agreement;
any excess expenses shall be borne by Delaware  Management  Company, a series of
Delaware  Management  Business Trust at the time such Tax returns and Forms 1099 are prepared.

     14.  Cooperation and Exchange of Information

          Delaware Group Tax-Free Fund and Delaware Investments  Municipal Trust
will  provide  each  other  and  their  respective   representatives  with  such
cooperation  and  information  as either of them  reasonably  may request of the other in filing any Tax returns, amended return or claim for refund, determining a  liability  for Taxes or a right to a refund of Taxes or  participating  in or conducting  any audit or other  proceeding  in respect  of Taxes.  Each party or their respective  agents will retain for a period of six (6) years following the
Closing all returns, schedules and work papers and all material records or other documents relating to Tax matters of Acquired

                                       17

Fund and  Acquiring  Fund for its taxable  period first ending after the Closing and for all prior taxable periods.

     15.  Entire Agreement and Amendments

          This Agreement  embodies the entire Agreement  between the parties and there are no agreements, understandings, restrictions, or warranties between the parties other than those set forth herein or herein provided for. This Agreement may be amended  only by mutual  consent of the parties in writing.  Neither this
Agreement  nor any  interest  herein may be assigned  without the prior  written consent of the other party.

     16.  Counterparts

          This Agreement may be executed in any number of counterparts,  each of which  shall be deemed to be an  original,  but all such  counterparts  together shall constitute but one instrument.

     17.  Notices

          Any notice,  report,  or demand required or permitted by any provision of this Agreement  shall be in writing and shall be deemed to have been given if delivered  or  mailed,  first  class  postage  prepaid,  addressed  to  Delaware
Investments  Municipal  Trust or  Delaware  Group  Tax-Free  Fund at 2005 Market
Street, Philadelphia, PA 19103, Attention: Secretary.

     18.  Governing Law

          This Agreement shall be governed by and carried out in accordance with the laws of the State of Delaware.

     19.  Effect of Facsimile Signature

          A facsimile  signature of an  authorized  officer of a party hereto on this  Agreement  and/or any transfer  document  shall have the same effect as if executed in the original by such officer.

                    [Signatures contained on following page.]

                                       18

          IN WITNESS WHEREOF,  Delaware Investments Municipal Trust and Delaware
Group Tax-Free Fund have each caused this  Agreement and Plan of  Reorganization to be executed on its behalf by its duly authorized officers,  all as of the day and year first-above written.

                             Delaware Investments Municipal Trust, on
                             behalf of the Delaware Tax-Free Missouri
                             Insured Fund

                             By: /s/ Jude T. Driscoll
                                 Jude T. Driscoll, President and Chief Executive
                                 Officer

                             Delaware Group Tax-Free Fund, on behalf of the
                             Delaware Tax-Free USA Fund

                             By: /s/ Jude T. Driscoll
                                 Jude T. Driscoll, President and Chief Executive
                                 Officer